Exhibit 3.1


                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MPOWER HOLDING CORPORATION


     Pursuant to the provisions of Sections 245 and 303 of the General Corporation Law of the State of Delaware (the "DGCL"), Mpower Holding Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the DGCL, does hereby certify as follows:

     1. The present name of the Corporation is Mpower Holding Corporation, which is the same as the name under which the Corporation was originally incorporated. The date of filing the original Certificate of Incorporation of the Corporation (the "Original Certificate of Incorporation") with the Secretary of State was March 14, 2000. The Original Certificate of Incorporation was amended and restated on June 27, 2001 by the First Amended and Restated Certificate of Incorporation (the "First Amended and Restated Certificate of Incorporation").

     2. On April 8, 2002, the Corporation and its subsidiary Mpower Communications Corp. (collectively, the "Debtors"), each filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Also on April 8, 2002, the Debtors jointly filed a pre-negotiated plan of reorganization and a disclosure statement with respect to the plan of reorganization with the Bankruptcy Court. On May 20, 2002, the Debtors filed the Debtors' First Amended Joint Plan of Reorganization (the "Plan") and a related Debtors' First Amended Disclosure Statement (the "Disclosure Statement") with the Bankruptcy Court. On July 17, 2002, the Bankruptcy Court confirmed the Plan, as modified by the Findings of Fact, Conclusions of Law, and Order Under
          Section 1129 of the Bankruptcy Code and Rule 3020 of the Bankruptcy Rules Confirming Debtors' First Amended Joint Plan of Reorganization entered by the Bankruptcy Court on the same date (the "Confirmation Order," the Plan as modified by the Confirmation Order is referred to herein as the "Final Plan"). On July 30, 2002, the Final Plan became effective (the "Effective Date"), and the Debtors emerged from Chapter 11 protection and they are now operating their businesses and properties as reorganized entities pursuant to the terms of the Final Plan.

     3. This Second Amended and Restated Certificate of Incorporation (the "Second Amended and Restated Certificate of Incorporation") amends and restates the First Amended and Restated Certificate of Incorporation, and has been duly adopted in accordance with Sections 242, 245 and 303 of the DGCL, pursuant to the authority granted to the Corporation prior to reorganization under Section 303 of the DGCL to put into effect and carry out the Final Plan under the Bankruptcy Code. Provision for the making of this Second Amended and Restated Certificate of Incorporation is contained in the Confirmation Order.


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



     4. This Second Amended and Restated Certificate of Incorporation amends and restates the First Amended and Restated Certificate of Incorporation by striking out the First Amended and Restated Certificate of Incorporation in its entirety and substituting in lieu thereof the Second Amended and Restated Certificate of Incorporation hereinafter provided for.

     5. The text of the First Amended and Restated Certificate of Incorporation of the Corporation is amended and restated hereby to read as herein set forth in full:

























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




                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                           MPOWER HOLDING CORPORATION


                                   ARTICLE I

                                      Name


     The name of the corporation is Mpower Holding Corporation (the "Corporation").

                                   ARTICLE II

                     Registered Office and Registered Agent

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

                                Corporate Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

                                  Capital Stock

     (1) Authorized Shares. The authorized capital stock of the Corporation shall consist of not more than 1,050,000,000 shares of stock which are divided into classes and which have such designations, preferences, limitations and relative rights as follows:

     (i) 1,000,000,000 shares of common stock with a par value of $.001 per share, designated as "Common Stock". Holders of Common Stock shall be entitled to receive ratably such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may


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


          be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall be entitled, after payment of all prior claims, to receive ratably all assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation. Each holder of Common Stock of the Corporation at every meeting of the stockholders of the Corporation shall be entitled to one vote in person or by proxy for each share of Common Stock held by such holder.

     (ii) 50,000,000 shares of preferred stock of $.001 par value, designated as "Preferred Stock". The Board of Directors of the Corporation shall be authorized and empowered to divide any or all shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered and authorized to fix and determine, in the manner provided by law, the following provisions of the shares of such series:

          (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (b) The annual rate of dividends, if any, payable on shares of such series, whether dividends shall be cumulative and the conditions upon which and the date as of which such dividends shall be accumulated on all shares of such series;

          (c) The time or times when and the price or prices at which shares of such series shall be redeemable, if at all, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

          (d) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation;

          (e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and

          (f) Whether the shares of such series have voting rights and the extent of such voting rights, if any.

     (2) Assessment of Shares. The capital stock of the Corporation, after the amount of the subscription price has been paid, shall not be subject to pay debts of the Corporation, and no capital stock issues as fully paid up shall ever be assessable or assessed.


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

                                   ARTICLE V

                                    Directors

     (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors (the "Board of Directors").

     (2) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

     (3) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (4) (a) Composition of Board of Directors. Pursuant to the Corporation's First Amended Joint Plan (as modified by the order of the Bankruptcy Court entered into on July 17, 2002 to confirm the First Amended Joint Plan, the "Final Plan") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), the Board of Directors shall initially consist of seven (7) members (in each case used herein as defined in the Final Plan). Pursuant to the Final Plan, prior to the Effective Date (as defined in the Final Plan), the 2010 Noteholders (as defined in the Final Plan) shall have the right to select four
(4) members of the Board of Directors (the "Noteholder Designees") and the Preferred Stockholders (as defined in the Final Plan) shall have the right to select one (1) member (the "Preferred Stockholder Designee") of the Board of Directors. If the class of Preferred Stockholders under the Plan votes to reject the Plan then five (5) members of the Board of Directors shall be selected by the 2010 Noteholders (in such case this additional Director selected by the 2010 Noteholders shall be a Noteholder Designee for all purposes hereunder). In the event that any seat on the Board of Directors held by a Noteholder Designee or Preferred Stockholder Designee, if any, is vacant, such vacancy shall be filled by the 2010 Noteholders if such vacant seat was held by a Noteholder Designee and the Preferred Stockholders if such vacant seat was held by the Preferred Stockholder Designee. On the Effective Date, one (1) member of the Board of Directors shall be the Corporation's Chief Executive Officer (the "CEO Director") and one (1) member (the "Company Director") of the Board of Directors shall initially be selected by the Board of Directors as constituted prior to the Effective Date. In the event that the 2010 Noteholders or the Preferred Stockholders fail to designate a Noteholder Designee or a Preferred Stockholder Designee, as applicable, prior to May 15, 2002, any resulting vacancy on the Board of Directors shall be filled as provided in the By-laws of the Corporation.

     (b) Classification and Election of Board of Directors. Initially, the Board of Directors shall be separated into two classes. The first class ("Class I") shall be comprised of the CEO Director and the Company Director. The second class ("Class II") shall be comprised of the Noteholder Designees and, to the extent applicable, the Preferred Stockholder Designee. At the first annual meeting of the stockholders (an "Annual Meeting") after the Effective Date, the Directors comprising Class I, or their duly qualified successors, shall stand for election to the Board of Directors. Each Class I director shall have a term of office of one year and until such director's respective successor shall have been elected and qualified, or until a director's earlier


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resignation or removal. After the first Annual Meeting the number, qualification and term of office of the Board of Directors shall be determined as provided in the By-laws of the Corporation.

     (c) Removal of Directors. Any director, or the entire Board of Directors, may be removed by the stockholders from office at any time prior to the expiration of his term of office, but only for cause, and only by the affirmative vote of a majority of the shares then entitled to vote at an election of directors.

                                   ARTICLE VI

                Indemnification of Directors, Officers and Others

     (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


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



     (3) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this
Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

     (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

     (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the DGCL.

     (8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation

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

as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Article VI.

     (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (11) It is the intent of this Corporation under this Article of this Second Amended and Restated Certificate of Incorporation that the indemnification provided hereunder extend only to the maximum amount permissible under the laws of the State of Delaware. To the extent that there is a conflict between the provisions set forth in this Article and the laws of the State of Delaware, such laws shall govern and if one or more words, phrases, clauses, sentences or sections of this Article should be held unenforceable for any reason, the remaining portions of this Article shall remain in full force and effect only to the extent permissible under the laws of the State of Delaware.

                                  ARTICLE VII

                                     By-Laws

     The directors of the Corporation shall have the power to adopt, amend or repeal the By-laws of the Corporation.

                                  ARTICLE VIII

                                    Amendment

     The Corporation reserves the right to amend, alter, change or repeal any provision of this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Second Amended and Restated Certificate of Incorporation are subject to this reservation.



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

                                   ARTICLE IX

                     Nonvoting Equity Securities Prohibited

     Notwithstanding any other provision contained herein, the Corporation, as a Debtor (as defined in the Final Plan) under the Final Plan, shall not issue nonvoting equity securities in connection with the Final Plan and shall comply, to the extent applicable, with Section 1123(a)(6) of the Bankruptcy Code. After the effective date of the Final Plan, and to the extent permissible under the Final Plan and the Bankruptcy Code, this Article IX may be amended or repealed by the affirmative vote of a majority of the outstanding stock entitled to vote thereon in accordance with Section 242 of the DGCL.

                                   ARTICLE X

                           Cancellation of Securities

     All shares of capital stock of the Corporation that are authorized, issued and outstanding, as well as any options, warrants, calls, subscriptions or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Corporation to issue, transfer or sell any shares of capital stock, immediately prior to the filing of this Second Amended and Restated Certificate of Incorporation shall be canceled on the Effective Date, and the holders thereof shall have no further rights with respect thereto, except as provided in the Final Plan.
















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



     IN WITNESS WHEREOF, MPOWER HOLDING CORPORATION has caused this Second Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested by its Secretary on the 30th day of July, 2002.



                                           MPOWER HOLDING CORPORATION



                                           By: /s/ ROLLA P. HUFF
                                           --------------------------------
                                           Name:   Rolla P. Huff
                                           Title:  Chief Executive Officer


ATTEST:



By:  /s/ RUSSELL I. ZUCKERMAN
     -------------------------------------
     Name:  Russell I. Zuckerman
     Title: Senior Vice President, General
            Counsel and Secretary





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